EXHIBIT 10(Y)
                                  -------------

                               Catherine M. Vaczy
                            140 East 28th Street #11C
                               New York, NY 10016

Phase III Medical, Inc.
330 South Service Road
Suite 120
Melville, New York  11747
Attention:  Mark Weinreb, President & CEO

As of December 22, 2005

Dear Mark:

As you know, at a meeting of the Board of Directors held on December 22, 2005, I agreed and the Board approved a total of $25,000 of my accrued salary (the "Converting Salary") be converted into shares of the Company's common stock, $.001 par value (the "Common Stock"). The price at which the Converting Salary will be converted into shares of Common Stock is $.06 per share, which is the closing price of the Common Stock on the date of such agreement, resulting in a total of 416,666 shares (the "Shares") being issued to me as of the date hereof. We both confirm that appropriate withholding taxes must be paid with respect to the Shares. These shares carry the same registration rights as my other shares purchased from the Company.

In connection with my purchase of the Shares I hereby make to you the following representations in which I am hereafter referred to as "Investor":

(a) The Investor hereby represents and warrants to the Company that the Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Specifically, the Investor certifies that (initial all appropriate spaces on the following pages):

           CMV ___       (1)  The Investor is an accredited  investor because he
            (Initial)         has an individual net worth, or with his spouse as
                              a joint net worth, in excess of $1,000,000. For purposes of this Agreement, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

             _______     (2)  The Investor is an accredited  investor because he
            (Initial)         has  individual  income  (exclusive  of any income
                              attributable to his spouse) of more than $200,000 in each of the past two years, or joint income with his spouse in excess of $300,000 in each of those years, and such investor reasonably expects to reach the same income level in the current year.

             _______     (3)  The Investor is an accredited  investor because he
            (Initial)         is  a  director,  executive  officer  or  managing
                              member of the Company.


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     (b)  The Investor hereby certifies that he is not a non-resident  alien for purposes of income taxation (as such term is defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations). The Investor hereby agrees that if any of the information in this section changes, the Investor will notify the Company within 60 days thereof. The Investor understands that the information contained in this Section 2.4(b) may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this
Section 2.4(b) could be punished by fine, imprisonment or both.

     (c) The Investor will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that he must bear the economic risk of his investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. The Investor understands that the Company is under no obligation to register the Shares on his behalf or to assist him in complying with any exemption from such registration under the Securities Act, except that if any sale proposed by the Investor is exempt from registration, the Company will cause its counsel, at the Company's expense, to provide an appropriate opinion to that effect to the Company's transfer agent. It also understands that sales or transfers of the Shares are further restricted by state securities laws.

     (d) The Investor acknowledges that in making a decision to subscribe for the Shares, the Investor has relied solely upon independent investigations made by the Investor and the representations contained herein. The Investor understands the business objectives and policies of, and the strategies which may be pursued by, the Company. The Investor's investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor's overall need for diversification and liquidity. The Investor acknowledges that he is not subscribing pursuant hereto for any Shares as a result of or subsequent to (a) any advertisement, article, notice or other communications published on-line, in any newspaper, magazine or similar media or broadcast over television or radio, or (b) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

     (e)  The  Investor  has  not  reproduced,   duplicated  or  delivered  this
Agreement to any other person, except professional advisors to the Investor or as instructed by the Company.

     (f) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares and is able to bear such risks, and has obtained, in the Investor's judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares is a suitable investment for the Investor.

     (g) The Investor can afford a complete loss of the investment in the Shares.

     (h) The Investor is acquiring the Shares subscribed for herein for his own account, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part.

     (i)  The Investor agrees and is aware that:


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          (1)  the Company  has a limited  operating  history  under its current business plan;

          (2) no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment; and

          (3) there are substantial risks of loss of investment incidental to the purchase of the Shares.

     (j) The Investor and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, which have been requested by the Investor. The Investor and his advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Except as set forth in this Agreement, the Company has made no representation or warranty on which the Investor has relied to enter into this Agreement and acquire the Shares.

     (k) The Investor does not have a present intention to sell the Shares nor a present arrangement or intention to effect any distribution of any of the Shares to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

     (l) The Investor understands that the net proceeds to the Company from this subscription will be used by the Company for general operating expenses.

Please acknowledge your agreement with the foregoing by countersigning this letter agreement as provided below.

Very truly yours,

/s/ Catherine M. Vaczy
----------------------
Catherine M. Vaczy


Accepted and agreed:


Phase III Medical, Inc.

By:  /s/ Mark Weinreb
     ----------------